Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-61969 of Black Hills Corporation on Form S-8 of our report dated June 23, 2010, appearing in this Annual Report on Form 11-K of the Black Hills Corporation Retirement Savings Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota

June 23, 2010